UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 19, 2002

Date of Report (Date of Earliest Event Reported)

Opsware Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32377	94-334-0178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA 94085

(Address of principal executive offices) (Zip code)

(408) 744-7300

(Registrant’s telephone number, including area code)

ITEM 5:    OTHER EVENTS

On November 19, 2002, Opsware Inc. announced that it expects to exceed its previously disclosed cash target of $65 million following the sale of its managed services business to EDS and the payment of certain obligations relating to that business. The Company now expects the cash figure will be $67.5 million or more.

In addition, the Company announced that its Board of Directors has authorized the repurchase of up to $5 million worth of the Company’s common stock. The timing and amount of any repurchase will depend on market conditions for the Company’s common stock, applicable legal requirements and other factors.

ITEM 7:    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits

99.1    Press Release, dated November 19, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2002	OPSWARE INC.

	By:	/s/ JORDAN J. BRESLOW
Jordan J. Breslow General Counsel and Secretary

Exhibit Index

99.1    Press release, dated November 19, 2002.